Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Money Market Trust

We consent to the use of our reports dated October 15, 2015 with respect to the financial statements of Western Asset Liquid Reserves and Western Asset U.S. Treasury Reserves, our reports dated October 16, 2015 with respect to the financial statements of Western Asset Tax Free Reserves, Western Asset California Tax Free Money Market Fund and Western Asset New York Tax Free Money Market Fund, as well as to the use of our reports dated October 19, 2015 with respect to the financial statements of Western Asset Government Reserves, each a series of the Legg Mason Partners Money Market Trust, as of August 31, 2015, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information of Legg Mason Partners Money Market Trust.

New York, New York

December 15, 2015